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                                                                    Exhibit 10.9


PRIVATE AND CONFIDENTIAL

                            DATED December 23, 2002
                            -----------------------



                        (1) PHASE FORWARD EUROPE LIMITED

                               (2) STEPHEN POWELL



                   ------------------------------------------
                      SENIOR EXECUTIVE'S SERVICE AGREEMENT
                   ------------------------------------------





                                                    [PINSENT CURTIS BIDDLE LOGO]

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                            CONTENTS

CLAUSE                                                         PAGE

1.      Definitions                                              1
2.      Employment                                               3
3.      Freedom to take up the Appointment                       3
4.      Term of Employment                                       3
5.      Duties of the Executive                                  4
6.      Hours of Work                                            6
7.      Place of Work                                            6
8.      Salary and Bonus                                         6
9.      Expenses                                                 7
10.     Car Allowance                                            7
11.     Pension and Life Assurance                               7
12.     Health Insurance Benefits                                7
13.     Holiday                                                  8
14.     Sickness                                                 9
15.     Termination of Employment                               10
16.     Suspension from Employment                              13
17.     Directorships                                           13
18.     Office Communications                                   13
19.     Reconstruction                                          14
20.     Confidential Information                                14
21.     Post Termination Covenants                              15
22.     Inventions and Copyright                                18
23.     Misrepresentation                                       20
24.     Disciplinary and Grievance Procedures                   20
25.     Data Protection                                         20
26.     Third Party Rights                                      20
27.     Previous Agreements                                     21
28.     Notices                                                 21
29.     Law and Jurisdiction                                    21
30.     General Provisions                                      21




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THIS AGREEMENT is made on December 23, 2002

BETWEEN:-

(1) PHASE FORWARD EUROPE LIMITED (Number 3738680 whose Registered Office is at 12B Talisman Business Centre, Bicester, Oxon, OX26 6HR (the "COMPANY"); and

(2) STEPHEN POWELL of Abney Gate, Hedsor Road, Bourne End, Bucks, SL8 5DH (the "EXECUTIVE")

THE PARTIES AGREE as follows:-

1.   DEFINITIONS

1.1 In this Agreement the following words and expressions shall have the following meanings:-

     "THE ACT"                     means the Employment Rights Act 1996

     "ASSOCIATED COMPANY"          means a company (which is not a Subsidiary or
                                   Holding Company of a Group Company) of which more than 20 per cent of the Equity Share
                                   Capital is for the time being owned by a Group Company or which for the time being owns more than 20 per cent of the Equity
                                   Share Capital of a Group Company

     "BOARD" means the Board of Directors of the Company from time to time

     "COMPENSATION COMMITTEE"      means the committee of Phase Forward
                                   Incorporated, set up to determine executive remuneration throughout the Group as appointed from time to time

     "COPYRIGHT WORK AND DESIGN    mean respectively any copyright work or
     RIGHT WORK"                   design right work originated, conceived,
                                   written or made by the Executive alone or with others which relates or may relate to any product, service, process, equipment, system or activity of any Group Company

     "EMPLOYMENT"                  means the employment of the Executive under
                                   this Agreement or, where the context so
                                   requires, the duration of the employment of the Executive under this Agreement

     "EQUITY SHARE CAPITAL"        has the meaning given to it in section 744
                                   of the Companies Act 1985

     "GROUP"                       means

                                   (i)  the Company


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                    (ii)   any Holding Company for the time being of the Company

                    (iii) any Subsidiary for the time being of the Company or of the Company's Holding Company

                    (iv)   any Associated Company

"GROUP COMPANY"     means the Company and any other member of the Group from
                    time to time

"HOLDING COMPANY"   have the meanings given to them respectively in section 736
AND "SUBSIDIARY"    of the Companies Act 1985

"INVENTION"         means any invention, discovery or improvement including
                    (without limitation) any know how, design, process, drawing, formula, computer programme or specification which relates or may relate to any product, service, process, equipment, system or activity of any Group Company whether or not now, or at any future time, capable of being the subject of a United Kingdom or any other patent

"MINORITY HOLDER"   means a person who, whether solely or jointly, holds or is beneficially interested in the shares or securities of any company quoted on any Recognised Investment Exchange provided that such holding or interest does not exceed 1 per cent of any single class of such shares or securities. In calculating whether a person is a Minority Holder there shall be aggregated with any shares or securities held by him or to which he is beneficially entitled any shares or securities of the same class which his spouse or any child of his under the age of 18 years holds or is beneficially entitled to

"PERSON" includes any natural or legal person and any unincorporated firm, undertaking or similar body

"QUALIFYING SHARES" any shares required to be held in accordance with the articles of association of the Company and/or any other Group Company by virtue of the Executive being a director of the Company or any Group Company or at the request of the Company or any Group Company excluding, for the avoidance of doubt, any shares awarded to or provided to or purchased by the Executive under any share purchase or share option scheme

"RECOGNISED         has the meaning given to it in section 285 of the Financial
INVESTMENT          Services and Markets Act 2000
EXCHANGE"

1.2 The headings in this Agreement are for convenience only and shall not affect its interpretation or construction.


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1.3  A reference to any statutory or legislative provision includes a reference to that provision as modified, replaced, amended and/or re-enacted from time to time.

1.4 Any reference to the Executive shall, if appropriate, include his personal representatives.

1.5  Words importing one gender include the other gender.

1.6 Any reference in this Agreement to a clause or sub-clause is to the relevant clause or sub-clause of this Agreement.

1.7 Nothing in this Agreement shall be taken to prevent the Executive from making a protected disclosure in accordance with the Public Interest Disclosure Act 1998.

2.   EMPLOYMENT

     The Company shall employ the Executive and the Executive agrees to act as Vice President, General Manager, International Operations of the Company.

3.   FREEDOM TO TAKE UP THE APPOINTMENT

     The Executive warrants that by virtue of entering into or performing any of his duties under this Agreement or any other agreement made or to be made between a Group Company and the Executive he will not be in breach of any express or implied terms of any contract or of any other obligation binding upon him and he will indemnify the Company and any other Group Company against any costs, claims, liabilities and expenses (including legal expenses on an indemnity basis) arising out of any such breach or alleged breach by him.

4.   TERM OF EMPLOYMENT

4.1 The Employment began on 1 April 2002 and no previous employment of the Executive shall count as part of the Executive's continuous period of employment for the purposes of the Act.

4.2 Subject to Clause 15 (Termination of Employment) the Employment shall be subject to termination by either party giving to the other twelve months prior notice in writing.

4.3  PAYMENT IN LIEU OF NOTICE

     The Company may at any time in its absolute discretion terminate the Employment forthwith by paying to the Executive, in lieu of the notice period referred to in Clause 4.2 (term of employment) or Clause 15.4.1 (termination on account of illness or injury) or any unexpired portion thereof, an amount equivalent to the Executive's basic salary and benefits due under clauses 10, 11 and 12 of this Agreement for such period or part period excluding any unearned commissions or bonus. Such a payment shall be subject to such deductions for tax and national insurance as are required by law and to any other authorised deductions.

4.4  GARDEN LEAVE

     Without prejudice to the provisions of Clauses 4.3 (payment in lieu of notice) and 15.2 (summary dismissal), the Company may, once notice of termination has been given by either side require the Executive to cease performing his job for such period or periods of the notice period as the Company shall in its absolute discretion determine. During any such period of garden leave:-

     4.4.1 the Company shall continue to pay the Executive's salary and shall provide all benefits to which he is entitled under this Agreement;



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     4.4.2  without prejudice to the Company's rights under Clause 5.3
            (performance of alternative duties) the Company shall be under no obligation to provide any work for the Executive and shall be entitled to appoint any other person or persons to perform the Executive's duties under this Agreement whether on a temporary or a permanent basis;

     4.4.3 the Company may forbid the Executive to enter any Group premises or to contact any employees, officers, customers, clients, agents or suppliers of the Group without its prior consent;

     4.4.4 the Executive shall, at the request of the Board, immediately deliver to the Company all or any property in his possession or control which belongs to the Company or which relates to the business of the Company, including without limitation, all items mentioned in Clauses 15.6.1 and 15.6.2;

     4.4.5  the Executive shall, at the written request of the Board,

            (a) immediately resign (without claim for compensation) from all and any directorships and other offices which he may hold in any Group Company and from any other offices which he holds as nominee or representative of any Group Company; and

            (b) transfer without payment as the Company may direct, any Qualifying Shares held by the Executive in accordance with the articles of association of the Company and/or any other Group Company and in the event of his failure to do so within 7 days of the said request the Executive hereby irrevocably authorises any director of the Company for the time being in his name and on his behalf to execute any documents or do anything else that is necessary to effect such resignations and transfers; and

     4.4.6 for the avoidance of doubt the Executive shall continue to be bound by all the Executive's obligations under this Agreement insofar as they are compatible with the Executive being on garden leave including, without limit, the Executive's duty of good faith and the Executive's duties under Clause 5.5 (Executive not to be employed in any other business).

5.   DUTIES OF THE EXECUTIVE

5.1 The Executive shall, in his capacity as Vice President, General Manager, International Operations of the Company initially be responsible to the Board for the management of the international sales, service and support organisation for Phase Forward Incorporated. As discussed with the Executive it is likely that Phase Forward Incorporated will in due course appoint a Global Head of Sales and also a Global Head of Services in which case the Executive's title as the Vice President, General Manager, International Operations of the Company shall remain unchanged save that the Executive may be required to report to either or both of any such appointees together with the Board and the Chief Executive Officer of Phase Forward Incorporated.

5.2 The Executive may be required by the Board for any period covered by this Agreement and without being entitled to further remuneration to act as an officer of any Group Company or hold any other appointment or office as nominee or representative of any Group Company.

5.3 The Executive accepts that the Company may at its reasonable discretion require him to perform other, alternative or different duties or tasks commensurate with his status but not

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     within the scope of his normal duties and the Executive agrees to perform those duties or undertake those tasks as if they were specifically required under this Agreement.

5.4  During the Employment the Executive shall at all times:-

     5.4.1 use his best endeavours to promote the interests and reputation of the Group giving at all times the full benefit of his knowledge, expertise and skill;

     5.4.2 faithfully and diligently and to the best of his ability exercise such powers and perform such duties in relation to the Group's business as the Board may from time to time require;

     5.4.3 keep the Board promptly and fully informed (in writing if so required by the Board) of his conduct of the business of the Group and provide the Board with all information regarding the affairs of the Group and his conduct in relation thereto as it shall require;

     5.4.4 conform to the instructions or directions of the Board and implement and apply the policy of the Company as determined by the Board from time to time; and

     5.4.5 refrain from making any false or misleading statements about the Group.

5.5 The Executive shall not, save where there is no conflict of interest with the business of the Company and provided always that by doing so the Executive is not prevented from devoting his whole working time and attention to the Company, during the Employment be directly or indirectly employed engaged concerned or interested, whether as a director, employee, sub-contractor, partner, consultant, proprietor, agent or otherwise, in any other business, undertaking or occupation or the setting up of any other business undertaking or occupation, or accept any other engagement or public office but the Executive may nevertheless be or become a Minority Holder.

5.6 The Executive shall not during or after the Employment knowingly or willingly do or cause or permit to be done anything which is calculated or may tend to prejudice or injure the interests of the Group and if during the Employment the Executive shall learn of any act or omission by any other person whether or not employed by the Group which is calculated or may tend to prejudice or injure the interests of the Group he shall promptly report it to the Board giving all necessary particulars.

5.7 The Executive shall comply with all applicable laws, regulations, rules and codes of conduct including without limitation the Model Code on Transactions in Securities by Directors and Relevant Employees issued by the United Kingdom Listing Authority, the City Code on Takeovers and Mergers and the Code of Market Conduct issued by the Financial Services Authority together with any policy of the Company from time to time in force in relation to:-

     5.7.1 dealings in shares, debentures or other securities of the Company or any other Group Company;

     5.7.2 any unpublished price sensitive information affecting the securities of any other company; and

     5.7.3 any form of market abuse as defined by the Financial Services and Markets Act 2000.


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6.   HOURS OF WORK

6.1 The Executive shall devote the whole of his working time and attention to the service of the Group except during holidays and any periods of absence due to illness or injury.

6.2 The normal business hours of the Company are 9.00 am to 5.30 pm Monday to Friday inclusive with a daily lunch break of 60 minutes and shall apply to the Executive provided that the Executive shall be obliged to work such further hours as may be necessary for the proper discharge of his duties and shall not be entitled to receive any additional remuneration for work outside normal business hours.

6.3 The Executive acknowledges that the limit in Regulation 4(1) of The Working Time Regulations 1998 shall not apply to him and accordingly agrees that his working time (including overtime) may exceed an average of 48 hours for each 7 day period in the applicable reference period whenever necessary for the proper discharge of his duties or in any event as may be required by the Company. The Executive shall be entitled to withdraw such agreement by giving 3 months prior written notice to the Company.

6.4 In this Agreement "WORKING TIME" has the meaning given to it in Regulation 2 of the Working Time Regulations 1998.

7.   PLACE OF WORK

7.1 The Executive is required, in pursuant of his duties under this Agreement to work within 25 miles of the current International Headquarters in Maidenhead, Berkshire or as required in Central London.

7.2 For the purpose of performing his duties, the Executive shall undertake such journeys in the United Kingdom and elsewhere (including the United States and Asia) as may be required to fulfill the Executive's duties or as the Board shall otherwise require. Travelling and other expenses shall be reimbursed in accordance with Clause 9.

8.   SALARY AND BONUS

8.1  During the Employment the Company shall pay to the Executive:


     8.1.1 a basic salary at the rate of (pound)140,000 per year for 2002 which shall accrue from day to day and be payable by equal monthly instalments in arrears on or about the 28th day of each month; and


     8.1.2 commission and a bonus calculated and payable in accordance with the rules of the Company's compensation plan as communicated to the Executive on an annual basis.

     and such payments shall be deemed to include any fees or other remuneration receivable by the Executive as a Director of any Group Company.

8.2 The Executive's compensation plan including basic salary, bonus and commission shall be reviewed by the Compensation Committee in January each year. For the avoidance of doubt it is agreed that the Executive shall have no contractual right to any increase in his basic salary under this Clause.

8.3 For the purposes of sections 13 to 16 of the Act, the Executive hereby consents to the deduction from his salary and bonus (or from any other sum due from the Company to the Executive which falls within the definition of "WAGES" in section 27 of the Act) of any sums owing by the Executive to the Company or to any other Group Company at any time and he also agrees to make payment to any Group Company of any sums owed by him to any

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
          Group Company upon demand by the Company at any time. This sub-clause is without prejudice to the right of any Group Company to recover any sums or balance of sums owed by the Executive to any such Group Company by legal proceedings.

9.        EXPENSES

9.1 The Company shall, subject to Clause 9.2, repay to the Executive all travelling, hotel, entertainment and incidental expenses excluding any car parking or road traffic offence fines reasonably incurred by him in the proper performance of his duties.

9.2 The Executive shall provide all such receipts, vouchers and evidence of expenses claimed by him as shall be required by the Company or its Auditors.

9.3 If the Company provides the Executive with any credit or charge card the Executive shall use such card solely for those expenses referred to in Clause 9 and he shall immediately return any such card to the Company whenever so required by the Board, and in any event in accordance with the provisions of Clause 4.4.4 (garden leave), Clause
          15.6.2 (termination of employment) and Clause 16.3 (suspension from employment) where applicable.

10.       CAR ALLOWANCE


10.1 During the Employment the Company shall pay to the Executive a car allowance of (pound)1,250 per month which shall accrue from day to day and shall be payable on or about the 28th of each month. This amount shall be reviewed annually but for the avoidance of doubt it is agreed that the Executive shall have no contractual right to any increase under this Clause.


11.       PENSION AND LIFE ASSURANCE

11.1 The Executive will be permitted to have 15% of his basic salary paid into a Pension vehicle of his choosing.

11.2 The Company maintains a life assurance scheme (the "LIFE ASSURANCE SCHEME") and the Executive shall be entitled to become and remain throughout the Employment a member of the Life Assurance Scheme, subject to the rules of the Life Assurance Scheme from time to time in force, details of which will be provided to the Executive on request by the Company Secretary. The Life Assurance Scheme will provide benefits at 4x basic salary plus the value of benefits under clauses 10 to 12 of this Agreement. The Company shall be entitled at any time to withdraw or amend any of the rules or benefits of the Life Assurance Scheme and/or to terminate the Executive's participation in the Life Assurance Scheme provided that if the Company does so it will enable the Executive to become a member of a comparable scheme providing comparable benefits subject to the terms of the scheme.

12.       HEALTH INSURANCE BENEFITS

12.1 During the Employment the Executive shall be entitled to participate at the Company's expense:-

          12.1.1 in the Company's permanent health insurance scheme (the "PHI SCHEME"); and

          12.1.2 for himself, his spouse and his dependant children in the Company's private medical expenses insurance scheme (together "THE SCHEMES")

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        subject always to the rules of the Schemes for the time being in force
        (details of which are available on request from the Company Secretary) and to the approval of the relevant insurer.

12.2    Notwithstanding Clause 12.1, the Company shall be entitled at any time:-

        12.2.1  to terminate either or both of the Schemes; and/or

        12.2.2 to withdraw or amend any of the rules or benefits of either or both of the Schemes including the rules referred to in Clause 12.4 and subject to Clause 12.3 any such changes shall take effect as between the Company and the Executive upon the Executive receiving written notice of the same from the Company, such notice to be signed by a director (other than the Executive) or some other duly authorised officer or agent of the Company and served on the Executive in person or delivered by hand or first class, recorded delivery post to his last known private address in the United Kingdom in accordance with Clause
        28. Provided always that if the Company does so it will enable the Executive to become a member of comparable schemes providing comparable benefits subject to the terms of the schemes.

12.3 Where the Executive is notified of any changes in accordance with Clause 12.2, any entitlement to benefit which has already accrued to him at the time of the change will be dealt with in accordance with the rules of the relevant scheme immediately prior to the change provided that thereafter the Executive's entitlement under the Schemes (if any) shall be subject to any changes which have been duly notified to him in accordance with Clause 12.2.

12.4 The Executive's entitlement under the PHI Scheme will cease in accordance with rules of the PHI Scheme.


12.5 The Executive will arrange at the Company's expense up to a contribution of (pound)250 per annum for the Executive to have an annual health assessment.


13.     HOLIDAY

13.1 The Executive is entitled to 30 working days paid holiday in each holiday year in addition to such bank and other public holidays as are observed by the Company in accordance with the Company's holiday policy. The holiday year runs from 1 January to 31 December and holiday entitlement is to be taken at such times and on such notice as is agreed by the Managing Director.

13.2 The Executive shall be entitled to carry forward any unused part of his holiday entitlement to a subsequent holiday year subject to the limits set out in the Company's Holiday Policy.

13.3 Where the Employment starts or terminates during a holiday year the Executive will be entitled in that year to such proportion of his annual holiday entitlement as equals the proportion of time he is employed under this Agreement in that year, rounded to the nearest half day.

13.4 The Executive shall not be entitled to payment in lieu of any unused part of his holiday entitlement, except on termination of the Employment in accordance with Clause 13.5.

13.5    On termination of the Employment:-

        13.5.1 the Executive shall be entitled to be paid in lieu of any outstanding holiday entitlement or, as the case may be, shall be obliged to repay to the Company salary in respect of holiday take in excess of his entitlement in his final holiday


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
                year and subject to Clause 13.5.2 the basis for calculation in either case shall be 1/250 of the Executive's annual basic salary for each day; and

        13.5.2 where the Executive has been summarily dismissed in accordance with Clause 15.2 or where the Executive terminates the Employment in breach of the notice provisions in Clause 4.2, the calculation of any sum owed by the Executive in respect of excess holiday entitlement shall be carried out in accordance with Clause 13.5.1, but the amount of any payment in lieu of outstanding holiday entitlement owed by the Company shall be calculated as being (British Pound)1.

13.6 For the avoidance of doubt Regulations 15(1) to 15(4) of the Working Time Regulations 1998 (the "REGULATIONS") do not apply to the Employment; and

14.     SICKNESS

14.1 If the Executive is absent from work due to illness or injury he will notify the Company Secretary as soon as possible and, if practicable, on the first working day of incapacity. The Executive shall complete any self-certification forms which are required by the Company immediately upon his return to work and, if his incapacity continues for more than 7 consecutive days (whether working days or not) shall produce medical certificates to cover the duration of his absence from work. Provided the requirements of this Clause 14.1 are satisfied, the Executive's absence will be regarded as authorised.

14.2 Without prejudice to Clause 15 (termination of employment) and Clause 4.3) payment in lieu of notice) the Executive shall continue to receive the normal remuneration including any bonus and other contractual benefits due to him under this Agreement during any authorised period or periods of absence due to illness or injury up to a maximum of 26 consecutive weeks. Thereafter he shall receive such benefits (if any) as may be available to him under the Company's permanent health insurance scheme. All remuneration payable under this Clause 14.2 shall be inclusive of any statutory sick pay or social security or other benefits to which the Executive is entitled (whether or not such benefits are actually recovered).

14.3 For statutory sick pay purposes the Executive's qualifying days shall be his normal working days.

14.4 The Executive may at the Company's expense be required during the course of the Employment to attend a medical practitioner or clinic nominated by the Company for the purpose of a medical examination to help determine his fitness for continued Employment and he shall undergo any tests and examinations reasonably required by the said medical practitioner or clinic and shall co-operate in ensuring the prompt delivery of any resulting report to the Company. Such an examination may include or consist of tests for alcohol or drugs (including "CONTROLLED DRUGS" as defined by the Misuse of Drugs Act 1971) where the Company has reason to believe that the use of alcohol or drugs is adversely affecting the Executive's performance at work or is posing a risk to health and safety. Notwithstanding the provisions of the Access to Medical Reports Act 1988 the Executive hereby consents to the Company obtaining any medical report relating to his physical or mental health prepared by a medical practitioner who is or has been responsible for the clinical care of the Executive.

14.5    THIRD PARTY INJURY TO EXECUTIVE

        14.5.1 If the Executive is absent from work by reason of any illness or injury caused wholly or partly by any act or omission of any third party in relation to which the Executive may be or become entitled to recover damages or compensation, then all net payments made to the Executive under this Clause 14 in respect of the


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
              said absence shall be repaid by the Executive if and to the extent that he recovers damages or compensation for loss of earnings from the said third party and/or from the Criminal Injuries Compensation Board or the Motor Insurers' Bureau or any other similar body (the "RELEVANT BODIES") by action or otherwise.

      14.5.2 Where the Executive receives any damages or compensation for loss of earnings as referred to in Clause 14.5.1, he shall notify the Company in writing forthwith and shall repay the amount due to the Company under this Clause within 28 days of receipt of the said damages or compensation.

      14.5.3 For the avoidance of doubt, where the Executive receives damages or compensation from a third party and/or the Relevant Bodies in the circumstances referred to in Clause 14.5.1, and that compensation includes an unspecified sum for loss of earnings, then the amount owing to the Company under Clause 14.5.1 will be such sum as is reasonable in all the circumstances.

14.6 The Company shall be entitled during any period during which the Executive is absent due to illness or injury in excess of three months to appoint a further executive to perform the duties and exercise the powers of the Executive in his place on such terms and conditions as the Company shall see fit.

14.7 For the avoidance of doubt the term "ILLNESS OR INJURY" as used in this Clause 14 includes any mental or psychiatric illness and any injury, whether or not this has been sustained in the course of the Executive's duties.

15.   TERMINATION OF EMPLOYMENT

15.1  GENERAL

      15.1.1 The parties shall be entitled to terminate this Agreement by giving notice in accordance with the terms of Clause 4.2 although the Employment shall come to an end automatically without the need for either party to give notice to the other when the Executive reaches the age of 60.

      15.1.2 For the avoidance of doubt, where there are no circumstances justifying summary dismissal under Clause 15.2, the methods by which the Company may terminate the Employment are not restricted to the giving of notice in accordance with Clauses 4.2 (term of employment) or 15.4.1 (termination on account of illness or injury) or to the making of a payment in lieu of notice under Clause 4.3 (payment in lieu of notice) and accordingly if the Company terminates the Employment without giving notice or without making a payment in lieu of notice then any damages to which the Executive may be entitled shall be calculated in accordance with ordinary common law principles including those relating to mitigation of loss and accelerated receipt.

15.2  SUMMARY DISMISSAL

      Notwithstanding the provisions of Clauses 4.2 (notice clause), 4.3 (payment in lieu of notice) and 15.4 (termination on account of illness) the Company may by written notice to the Executive forthwith terminate the Employment (without being under any obligation to pay any further sums to the Executive whether by way of compensation, damages or otherwise in respect of or in lieu of any notice period or unexpired term of this Agreement, and without prejudice to any other rights of the Company) if the Executive:-

      15.2.1 materially fails or persistently neglects efficiently and diligently to carry out his duties to the reasonable satisfaction of the Board;


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


      15.2.2 is guilty of any material or persistent breach or non-observance of any of the provisions of this Agreement;



      15.2.3 is guilty of gross misconduct or any other conduct which, in the opinion of the Board is calculated or likely to affect prejudicially the interests of the Group whether or not such misconduct or other conduct occurs during or in the context of the Employment;



      15.2.4 without the express written consent of the Board resigns or ceases to hold office as a director of the Company or of any other Group Company of which he had been appointed a director or is disqualified from holding or ceases to be qualified to hold office as a director by any court order, any provisions in the articles of the Company or any other Group Company or under any provision of general law from time to time save where this arises by reason of him not being re-elected as a director of the Company at any annual general meeting of the Company at which under the articles of association he is to retire by rotation;



      15.2.5 is convicted of any criminal offence (excluding an offence under road traffic legislation in the United Kingdom and elsewhere for which a penalty of imprisonment cannot be imposed);



      15.2.6 is made the subject of a bankruptcy order or have a receiving order or an administration order made against him or make any composition or arrangement with his creditors generally or otherwise take advantage of any statute from time to time in force offering relief for insolvent debtors;



      15.2.7 becomes addicted to or is habitually under the influence of alcohol or any drug (not being a drug prescribed for the Executive by a medical practitioner for the treatment of a condition other than drug addiction) the possession of which is controlled by law;



      15.2.8 is expelled, suspended or subject to any serious disciplinary action by any relevant professional or other body as a result of which he is no longer able to perform his duties under this Agreement; or



      15.2.9  becomes a patient within the meaning or the Mental Health Act
              1983.



15.3 In the event that any part of the share capital of the Company shall be quoted on any Recognised Investment Exchange it shall be a fundamental term of this Agreement that the Executive shall comply at all times with the Model Code for transactions in securities by directors and relevant employees issued from time to time by the Financial Services Authority as the United Kingdom Listing Authority (the "MODEL CODE") and it shall be the responsibility of the Executive to make himself aware of the provisions of the Model Code and the parties agree that (without prejudice to the effect of any other conduct of the Executive) any breach by the Executive of the Model Code shall be gross misconduct for the purpose of Clause 15.2.3.



15.4  TERMINATION ON ACCOUNT OF ILLNESS OR INJURY



      15.4.1 Without prejudice to Clauses 15.2 (summary dismissal) and 4.3 (payment in lieu of notice) and subject to Clause 15.4.2 (restrictions on dismissals in context of PHI scheme), but notwithstanding any other provision of this Agreement, if the Executive shall become unable to perform his duties properly by reason of illness or injury for a period or periods aggregating at least 180 days in any period of 12 consecutive calendar months (the "PERIOD OR PERIODS OF INCAPACITY") then the Company may, by not less than three months prior written notice to the Executive, terminate the Employment.

     15.4.2 Where the Executive is receiving benefits under the PHI Scheme (the "PHI BENEFITS") or where his absence due to illness or injury may entitle him to PHI Benefits in the future, the Company shall not terminate the Employment for any reason where to do so would render the Executive ineligible for PHI Benefits or eligible for a reduced rate of PHI Benefits PROVIDED THAT nothing in this sub-clause shall prevent the Company from:-

               (a) terminating the Employment pursuant to Clause 15.2 (summary dismissal); or

               (b) terminating the Employment under Clause 15.1.1 by reason of redundancy; or

               (c) terminating the Employment forthwith where the Executive ceases to receive PHI Benefits and in such circumstances the Executive agrees that the Company would be acting reasonably in so terminating the Employment and for the avoidance of doubt it is agreed that whilst the Executive is absent from work and receiving PHI Benefits the fact that the Employment continues by virtue of this sub-clause shall not entitle the Executive to payment of his salary or to any other benefits under this Agreement.

15.5 MISCELLANEOUS

     On the termination of this Agreement for whatever reason, the Executive shall at the written request of the Board:-

     15.5.1 immediately resign (without claim for compensation) from all and any directorships and other offices which he may hold in any Group Company and from any other appointments or offices which he holds as nominee or representative or any Group Company; and

     15.5.2 transfer without payment as the Company may direct, any Qualifying Shares held by the Executive in accordance with the articles of association of the Company and/or any other Group Company and if he should fail to do so within 7 days of the said request the Executive hereby irrevocably authorises any director of the Company for the time being in his name and on his behalf to execute any documents or do anything else that is necessary to effect such resignations and/or transfers.

15.6 Upon termination of the Employment for whatever reason the Executive shall forthwith deliver to the Company or its authorised representative such of the following as are in his possession or control:-

     15.6.1 all keys, security and computer passes, plans, statistics, documents, records, papers, magnetic disks, tapes or other software storage media including any copies thereof which belong to the Group or which relate to the business of the Group including all copies, records and memoranda (whether or not recorded in writing or on computer disk or tape) made by the Executive of any Confidential Information (as defined by Clause 20.5);

     15.6.2 all credit cards and charge cards provided for the Executive's use by the Company; and

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
        15.6.3 all other property of the Group not previously referred to in this Clause.

16.     SUSPENSION FROM EMPLOYMENT

        In order to investigate a complaint of misconduct made against the Executive the Company shall be entitled to suspend the Executive from his duties on full pay with full entitlement to all other benefits to which he is entitled under this Agreement for so long as the Board shall consider necessary in order to facilitate a proper investigation of such complaint and during such period of suspension:-

        16.1 without prejudice to Clause 5 (duties of the Executive) the Company shall be under no obligation to provide any work for the Executive and shall be entitled to appoint any other person or persons to perform the Executive's duties under this Agreement whether on a temporary or a permanent basis;

        16.2 the Company may forbid the Executive to enter any Group premises or to contact any employees, officers, customers, clients, agents or suppliers of the Group without its prior consent;

        16.3 the Executive shall, at the request of the Board, immediately deliver to the Company all or any property in his possession or control which belongs to the Company or which relates to the business of the Company, including without limitation all items mentioned in Clauses 15.6.1 and 15.6.2; and

        16.4 the Executive shall continue to be bound by all the Executive's obligations under this Agreement insofar as they are compatible with the Executive being suspended from duties, including without limit the Executive's duty of good faith and the Executive's duties under Clause 5.5 (Executive not to be employed in any other business).

17.     DIRECTORSHIPS

17.1 If during the Employment the Executive shall cease to be a director of the Company or any other Group Company (otherwise than for a reason justifying summary dismissal pursuant to Clause 15.2.4) the Employment shall continue as if he had been employed as an Executive Manager with the same status as previously save that the Executive shall not present himself as a Director of the Company and the terms of this Agreement (save those relating to the holding of the office of director) shall continue in full force and effect.

18.     OFFICE COMMUNICATIONS

18.1 During the Employment the Executive will have access to the Company's telecoms and computer system (the "OFFICE SYSTEM") which provides for communication by various means including telephone, fax, e-mail, voice mail and video conferencing link and which also allows access to the internet. The Office System (which includes without limitation any mobile telephone or laptop computer provided by the Company to the Executive) is intended primarily for business use and must be operated and used strictly in accordance with Company policy including, where relevant, the Company's IT Policy as varied from time to time. Breach of any such policy will normally be treated as a serious disciplinary matter.

18.2 The Company may, at any time during the Employment, where this is necessary in the interests of the Company's business, monitor the Executive's use of the Office System (whenever this occurs). This power includes, without limitation, the ability to monitor:-

        18.2.1 the timing, duration and contents of any communication whatsoever sent by or to the Executive via the Office System; and

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
        18.2.2 the Executive's access to and use of the internet and the Executive consents to such monitoring taking place.

18.3 The Executive must not send any e-mails or other messages on the Office System which are of a defamatory or abusive nature, which constitute sexual or any other form of harassment or which are calculated to or may tend to prejudice or injure the interests of the Group. In addition he is prohibited from accessing or downloading any pornographic or other offensive material on the Office System. The Executive agrees to indemnify the Company during and after the termination of the Employment against all liabilities arising from the Executive's breach of this provision.

18.4 This Clause is without prejudice to the Executive's obligations under Clause 25 (data protection).

19.     RECONSTRUCTION

        If the Employment of the Executive is terminated by reason of the liquidation, reorganisation, or other reconstruction of the Company or any other Group Company or as part of any other rearrangement of the affairs of the Company or any other Group Company not involving a liquidation, and the Executive is offered Employment by a reconstructed Company or by another Group Company on substantially similar terms (for the avoidance of doubt the Executive's basic salary and contractual benefits shall be no less than those due under this Agreement and the bonus opportunity for the Executive shall be on substantially similar terms) and comparable status then, subject to the provisions of the Transfer of Undertakings (Protection of Employment) Regulations 1981, the Executive shall be obliged to accept such offer and shall have no claim against the Company or any reconstructed or Group Company in respect of the termination of the Employment.

20.     CONFIDENTIAL INFORMATION

20.1 The Executive Director is aware that in the course of Employment under this Agreement he will have access to and be entrusted with information in respect of the business and finances of the Company and its dealings, transactions and affairs and likewise in relation to any other Group Company all of which information is or may be Confidential Information. Accordingly the Executive gives the undertakings set out in this Clause 20 to the Company for itself and for the benefit of and as trustee for any Group Company.

20.2 The Executive shall not during the Employment or afterwards use exploit (except for the benefit of the Group) or divulge to any third party by any means any Confidential Information except he shall be permitted to do so:-

        20.2.1 when necessary in the proper performance of the duties of his Employment;

        20.2.2  with the express written consent of the Board; or

        20.2.3  where this is required by law.

20.3 The Executive shall, during the Employment, use his best endeavours to prevent the unauthorised use or disclosure of any Confidential Information whether by any other officer, employee or agent of the Group or otherwise and shall be under an obligation promptly and freely to report to the Board any such unauthorised use or disclosure which comes to his knowledge.

20.4 The Executive shall not, during the Employment or at any time thereafter make, except for the benefit of the Company or any other Group Company any copy, record, or memorandum (whether recorded in writing, on computer disk or tape or otherwise) of any Confidential Information and any such copy record or memorandum made by the Executive during the Employment shall be and remain the property of the Company and accordingly shall be returned by the Executive to the Company on termination of the Employment in accordance with Clause 15.6 or when required to do so by the Board pursuant to Clause
      4.4.4 (garden leave) or Clause 16.3 (suspension from employment) or at any other time during the Employment at the request of the Board.

20.5  In this Agreement "CONFIDENTIAL INFORMATION" means:-

      20.5.1 all information which relates to the business, finances, transactions, affairs, products, services, processes, equipment or activities of the Company and any other Group Company which is designated by the Company and any other Group Company as confidential; and

      20.5.2 all information relating to such matters which comes to the knowledge of the Executive in the course of the Employment and which, by reason of its character and/or the manner of its coming to his knowledge, is evidently confidential and shall include without limitation information as to improvements, discoveries, developments, designs, algorithms, inventions, techniques, strategies, new products, marketing plans, forecasts, unpublished financial statements, business forms, contract forms, report formats, budgets, projections, licenses, prices, costs, customer, client and supplier lists and employees, and any other information of a similar nature not available to the public, whether oral or written, in drawings or in machine-readable form, and whether or not expressly marked "Confidential" or "Proprietary" provided that information shall not be, or shall cease to be, Confidential Information if and to the extent that it comes to be in the public domain otherwise than as a result of the unauthorised act or default of the Executive.

20.6 This Clause is without prejudice to the Executive's obligations under Clause 25 (data protection).

21.   POST TERMINATION COVENANTS

21.1 For the purposes of this Clause the following words and expressions shall have the following meanings:-

      21.1.1   "BUSINESS"       the business or businesses of the Company or any
                                other Group Company in or with which the Executive has been involved or concerned namely business relating to computer software used in the management of and data collection for clinical trials of pharmaceutical products at any time during the period of 12 months prior to the Termination Date

      21.1.2   "DIRECTLY OR     the Executive acting either alone or jointly
               INDIRECTLY"      with or on behalf of any other person, firm or
                                company, whether as principal, partner, manager, employee, contractor, director, consultant, investor or otherwise

      21.1.3   "KEY PERSONNEL"  any person who is at the Termination Date or was at any time during the period of 12 months prior to the Termination Date employed or engaged as a consultant in the Business in an executive or senior managerial capacity and with whom the Executive has had dealings other than in a de minimis way during the course of the Employment

     21.1.4  "PROSPECTIVE          any person, firm or company which has been
              CLIENT"              engaged in negotiations, with which the
                                   Executive has been personally involved, with the Company or any other Group Company with a view to purchasing goods and services from the Company or any other Group Company during the period of 6 months prior to the Termination Date

     21.1.5  "RELEVANT AREA"       within 50 miles of Maidenhead, Berlin, Paris,
                                   Tokyo, Sydney, Boston or any city worldwide in which the Company operates or has premises or has a Relevant Client

     21.1.6  "RELEVANT CLIENT"     any person, firm or company which at any time
                                   during the 12 months prior to the Termination
                                   Date was a client of the Company or any other
                                   Group Company, with whom or which the
                                   Executive dealt regularly other than in a de minimis way or for whom or which the Executive was responsible on behalf of the Company or any other Group Company at any time during the said period

     21.1.7  "RELEVANT GOODS       any goods and services competitive with those
              AND SERVICES"        supplied by the Company or any other Group
                                   Company at any time during the 12 months prior to the Termination Date in the supply of which the Executive was regularly involved or concerned at any time during the said period

     21.1.8  "RELEVANT PERIOD"     the period of the Employment and the period
                                   of 6 months from the Termination Date except that any period of garden leave served by the Executive pursuant to Clause 4.4 shall reduce the Relevant Period accordingly

     21.1.9  "RELEVANT SUPPLIER"   any person, firm or company which at any time
                                   during the 12 months prior to the Termination
                                   Date was a supplier of any goods or services
                                   (other than utilities and goods or services supplied for administrative purposes) to the Company or any other Group Company and with whom or which the Executive had personal dealings during the Employment other than in a de minimis way

     21.1.10  "TERMINATION DATE"   the date on which the Employment shall
                                   terminate

21.2 Without prejudice to Clause 5.5 (Executive not to be employed in any other business) the Executive shall not without the prior written consent of the Board directly or indirectly at any time within the Relevant Period engage or be concerned or interested in any business within the Relevant Area which (a) competes or (b) will at any time during the Relevant Period compete with the Business. Nothing in this sub-clause shall prevent the Executive from the being or becoming a Minority Holder provided that the Executive discloses this to the Company.

21.3 The Executive shall not without the prior written consent of the Board directly or indirectly at any time within the Relevant Period:-

          21.3.1    (a)  solicit the custom of; or

                    (b)  facilitate the solicitation of; or

                    (c)  deal with

          any Relevant Client in respect of any Relevant Goods and Services; or

          21.3.2    (a)  solicit the custom of; or

                    (b)  facilitate the solicitation of; or

                    (c)  deal with

          any Prospective Client in respect of any Relevant Goods and Services;
          or

          21.3.3    (a)  interfere; or

                    (b)  endeavour to interfere,

          with the continuance of supplies to the Company and/or any other Group Company (or the terms relating to those supplies) by any Relevant Supplier.

21.4 The Executive shall not without the prior written consent of the Board directly or indirectly at any time during the Relevant Period:-

          21.4.1    entice away from the Company or any other Group Company; or

          21.4.2 endeavour to entice a way from the Company or any other Group Company; or

          any Key Personnel.

21.5 The Executive shall not without the prior written consent of the Board directly or indirectly at any time during the Relevant Period:-

          21.5.1    employ or engage; or

          21.5.2    endeavour to employ or engage

          any Key Personnel.

21.6 The Executive acknowledges that the provisions of this Clause are fair, reasonable and necessary to protect the goodwill and interests of the Company and any other Group Companies (the "INTERESTS"). Whilst the provisions of this Clause 21 have been framed with a view to ensuring that the interests are adequately protected taking account of the Group's legitimate expectations of the future development of the business, it is acknowledged by the Executive that the business may change over time and as a result it may become necessary to amend the provisions of this Clause 21 in order to ensure that the Interests remain adequately protected. The Executive, therefore, agrees that the Company shall be entitled to propose amendments to the provisions of this Clause 21 in accordance with Clause 21.7 below in order to protect the interests.

21.7 In order to amend the provisions of this Clause 21, the Company shall notify the Executive in writing of why it believes it is necessary to amend Clause 21 and the amendments which it proposes. The Executive shall then have a period of 14 calendar days in which to put forward any objections which he might have to the proposed amendments. In the event of the Executive not putting forward any such objections, then this Clause 21 shall take effect with the proposed amendments on the expiry of the 14 day period. In the event of the Executive putting forward any objections, the Company shall endeavour to accommodate them, insofar as they are reasonable and where reasonably possible, to agree the amendments with the Executive.



21.8 The Executive acknowledges that the provisions of this Clause 21 shall constitute severable undertakings given to the Company for itself and for the benefit of and as trustee for each of the other Group Companies and the said undertakings may be enforced by the Company on its own behalf and on behalf of any of the other Group Companies.



21.9 If any of the restrictions or obligations contained in this Clause 21 is held not to be valid on the basis that it exceeds what is reasonable for the protection of the goodwill and interests of the Company and any other Group Company but would be valid if part of the wording were deleted then such restrictions or obligations shall apply with such deletions as may be necessary to make it enforceable.



21.10 The Executive acknowledges and agrees that he shall be obliged to draw the provisions of this Clause 21 to the attention of any third party who may at any time before or after the termination of the Employment offer to employ or engage the Executive in any capacity and for whom or with whom the Executive intends to work during the Relevant Period.



21.11 The Executive shall, at the request and cost of the Company, enter into a direct agreement or undertaking with any other Group Company to which the Executive provides services whereby he will accept restrictions corresponding to the restrictions in this Clause (or such of them as may be appropriate in the circumstances) as the Company may require in the circumstances.


22.   INVENTIONS AND COPYRIGHT


22.1 It shall be a duty of the Executive during the Employment to consider and keep under review the ways if any in which the products, services, processes, equipment, systems and activities of the Company and any other Group Company might be improved and/or enhanced.



22.2 If during the Employment the Executive alone or with others makes or discovers any Invention he shall promptly disclose it to the Board giving full particulars of it including all necessary drawings, models and specifications and the Executive agrees and acknowledges that:-



      22.2.1 because of the nature of his duties and the responsibilities arising from them he has a special obligation to further the interests of the Company so that all Inventions made by the Executive in the performance of his duties or as a result of any special project for the Company outside the scope of his normal duties and all rights in such Inventions shall belong to the Company; and



      22.2.2  the provisions of this sub-clause:-



              (a) shall not entitle the Executive to any compensation beyond the salary and bonus to which he is entitled under Clause 8 of this Agreement except that in the case of any Invention on which a British patent has been granted or assigned to the Company where the Company has derived outstanding benefit from such patent, the Executive may be entitled by virtue of section 40 of the Patents Act 1977 to claim additional compensation; and

               (b) shall not restrict the Executive's rights under sections 39 to 43 of the Patents Act 1977.

22.3 The Executive shall promptly disclose to the Board any Copyright Work and/or Design Right Work originated, conceived, written or made during the course of the Employment and hereby acknowledges that by virtue of the Employment the Copyright and/or Design Right in any such Work vests automatically and forthwith in the Company.

22.4 The Executive hereby waives all and any moral rights (as defined in Chapter IV of the Copyright Designs and Patents Act 1988).

22.5 The Executive shall, at the cost of the Company and on demand, execute all such documents and do all such other acts as the Company shall require to enable the Company or its nominee to obtain the full benefit of any Invention, Copyright Work and Design Right Work to which the Company is entitled and all the rights therein and to secure such patent, utility, model, copyright or design registration or similar protection in any part of the world as the Company may consider appropriate.

22.6 The Executive shall give to the Company, or any successor in title therefrom, such assistance as the Company may require (in its absolute discretion) in connection with any dispute or threatened dispute directly or indirectly relating to any Invention, Copyright Work or Design Right Work or any associated right or registration or other protection in respect thereof (including but not limited to the execution of documents, the swearing of any declarations or oaths, the providing of information and the participation in any proceedings before any Court or tribunal).

22.7 The Executive shall not disclose to any other Person without the consent of the Company being previously obtained (which if given may be subject to conditions) the details of any Invention, Copyright Work or Design Right Work.

22.8 The Executive hereby irrevocably authorises any director of the Company for the time being in his name and on his behalf to execute any documents and to do everything necessary to give effect to this Clause 22.

22.9 If the Executive shall during the Employment make or discover any Invention or make, originate, conceive or write any Copyright Work or Design Right Work in which, despite the previous provisions of this Clause, any intellectual property rights belong to the Executive and not the Company then the Executive shall if so required by the Board:-

          22.9.1 negotiate in good faith with the Company for the assignment or licensing to the Company or its nominees of such rights; and

          22.9.2 until such rights shall be fully and absolutely vested in the Company shall hold the same as trustee for the Company.

22.10 Decisions as to the patenting and exploitation of any Invention shall be at the sole discretion of the Company and the Company shall not be under any obligation to take any step or register any patent or other right in respect of, or to develop or exploit, any Invention or Copyright or Design Work made, discovered, originated, conceived or written by the Executive.

22.11 Nothing in this Clause shall be taken to limit or derogate from the obligations of the Executive under Clause 20 (confidential information).

23.       MISREPRESENTATION

          The Executive shall not, after termination of the Employment, wrongfully represent himself as being employed by, or connected with, the Company or any other Group Company.

24.       DISCIPLINARY AND GRIEVANCE PROCEDURES

24.1 There is no specific disciplinary procedure which applies to the Employment.

24.2 If the Executive is dissatisfied with any disciplinary decision or seeks redress for any grievance relating to the Employment he should raise the issue with the Managing Director of the Company. If this does not lead to a resolution satisfactory to the Executive he may formally refer the issue to the President and CEO of Phase Forward Incorporated.

25.       DATA PROTECTION

25.1 The Executive shall at all times during the Employment act in accordance with the Data Protection Act 1998 (the "1998 ACT") and shall comply with any policy introduced by the Company from time to time to comply with the 1998 Act.

25.2 The Executive agrees to provide the Company in its capacity as Data Controller with all Personal Data relating to him which is necessary or reasonably required for the proper performance of this Agreement, the administration of the employment relationship (both during and after the Employment) or the conduct of the Company's business or where such provision is required by law (the "AUTHORISED PURPOSES").

25.3 The Executive explicitly consents to the Company or any other Group Company processing his Personal Data, including his Sensitive Personal Data, where this is necessary or reasonably required to achieve one or more of the Authorised Purposes.

25.4 The Executive acknowledges that the Company may, from time to time collect or disclose his Personal Data (including his Sensitive Personal Data) from and to third parties (including without limitation the Executive's referees, any management consultants or computer maintenance companies engaged by the Company, the Company's professional advisers and any other Group Companies) and consents to such collection and disclosure even where this involves the transfer of such data outside the European Economic Area where this is necessary or reasonably required to achieve one or more of the Authorised Purposes.

25.5 The Company agrees to process any Personal Data made available to it by the Executive in accordance with the provisions of the 1998 Act.

25.6 In this Clause "DATA CONTROLLER" "PERSONAL DATA" "PROCESSING" and "SENSITIVE PERSONAL DATA" shall have the meaning set out in sections 1 and 2 of the 1998 Act.

26.       THIRD PARTY RIGHTS

26.1 The Company and the Executive agree that no term of this Agreement (including the terms of any documents incorporated either expressly or by implication into this Agreement) shall be enforceable by a Third Party in his own right by virtue of section 1(1) of the Contracts (Rights of Third Parties) Act 1999 and for the avoidance of doubt this Agreement may be rescinded or varied in whole or in part by agreement between the Company and the Executive without the consent of any such Third Party.

26.2 For the purposes of this Clause a "THIRD PARTY" means any person who is not named as a party to this Agreement.

27.   PREVIOUS AGREEMENTS

      This Agreement constitutes the entire understanding between the parties with respect to its subject matter and supersedes all previous agreements and undertakings (if any) relating to the employment of the Executive by the Company or any other Group Company.

28.   NOTICES

28.1 Any notice to be given under this Agreement by either party shall be in writing and if given by the Company shall be signed by a Director (other than the Executive) or some other duly authorised officer or agent of the Company and if given by the Executive shall be signed by him.

28.2 Any notice to the Company shall be served at the address of its registered office for the time being and may be delivered by hand or sent by first class recorded delivery post.

28.3 Any notice to the Executive shall be served on him in person or at his last known private address and may be delivered by hand to that address or sent by first class recorded delivery post.

29.   LAW AND JURISDICTION

29.1 This Agreement is governed by and shall be construed in accordance with English law.

29.2 The parties submit to the exclusive jurisdiction of the English courts with regard to any dispute or claim arising under this Agreement except to the extent that it is provided elsewhere in this Agreement that such dispute or claim should be resolved by any person acting as an expert.

30.   GENERAL PROVISIONS

30.1 Any amendment to this Agreement (other than an amendment to Clause 21 which must be made in accordance with Clause 21.7) must be recorded in writing and signed by the parties to be effective. For the avoidance of doubt the provisions of this Clause do not apply to any amendments to the Schemes referred to in Clause 12 which must be made in accordance with Clause 12.2.

30.2 The complete or partial invalidity or unenforceability of any provision of this Agreement for any purpose shall in no way affect:-

      30.2.1 the validity or enforceability of such provisions for any other purpose;

      30.2.2  the remainder of such provisions; or

      30.2.3  the remaining provisions of this Agreement.

30.3 This Agreement is intended by the Company to be a statement in writing of the terms of the Employment under section 1 of the Act.

30.4 If there is any conflict between the provisions of this Agreement and the provisions of the articles of association of the Company from time to time the said articles shall prevail.

30.5 No waiver by the Company other than one made in writing by resolution of the Board of any breach by the Executive of any provision of this Agreement and no failure, delay or forbearance by the Company in exercising any of its rights shall be taken to be a waiver of



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such breach or right or shall prevent the Company from later taking any action or making any claim in respect of such breach or right.

30.6 There are no collective agreements which directly affect the terms and conditions of the Employment.

30.7 The Executive is not required to work outside the UK for a consecutive period in excess of one month and accordingly there are no particulars in this regard relevant to the Employment.

SIGNED by or on behalf of the parties on the date which first appears in this Agreement

SIGNED by Stephen Powell             )       /s/ STEPHEN POWELL
                                     )       ---------------------------------

SIGNED by John J. Schickling         )       /s/ JOHN J. SCHICKLING
(Director) for and on behalf         )       ---------------------------------
of the Company


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